EXHIBIT 10.138.8

                                  CHANGE ORDER
                                     TO THE
                          AMENDED AND RESTATED CONTRACT
                                     FOR THE
                    ENGINEERING, PROCUREMENT AND CONSTRUCTION
                                     OF THE
                     UPPER BHOTE KOSHI HYDROELECTRIC PROJECT


CHANGE ORDER NO. 008

RECITALS:

Whereas, in accordance with Article 6, the Contractor and Owner mutually agree to amend certain terms in the Amended and Restated Contract for the Engineering, Procurement and Construction of the Upper Bhote Koshi Hydroelectric Project, dated December 19, 1996 including Change Orders 1,2,3,4,5,6and 7 (the "Contract"), including, the Critical Dates, the Construction Schedule, and the Milestone Payment Schedule, and have mutually agreed to this Change Order No. 008.

Whereas, there have been certain events that have affected the Contractor and Owner during the construction of the project. These include, repairs to the Larcha stream crossing, labor strike, wind damage, detonator magazine explosion, and additional flood protection. The Contractor and the Owner have reached agreement on the economic value of these events as set forth herein.

Whereas; the events of August 1998, that included a flood of the Bhote Koshi River during the night of 10 August and the morning of 11 August affecting the Facility Site and landslides throughout the month of August along the Arniko Highway limiting access to the Facility Site, which is a combination of events that materially and adversely affected the Parties abilities to perform their obligations under the Contract.

Now therefore, the Parties agree to the following:


A. SPECIAL CONSIDERATIONS

1. The Parties acknowledge that Bonus for Early Delivery and Schedule Liquidated Damages shall remain in full force, except as modified herein.

2. This Change Order No. 008 shall constitute the entire agreement between Owner and Contractor relating to the subject matter hereof and shall operate as an amendment to the Contract. This Change Order shall supercede, as appropriate, previous change orders. All other terms and conditions of the Contract are hereby ratified and confirmed and shall remain in full force and effect.

3. Due to the Force Majeure Events of August 1998 and other events as cited in the Recitals, certain changes to the Contract to reflect the affects of the Force Majeure Events on the expectations for project completion it is agreed that the following two Definitions under
   Article 1 of the Contract shall be changed to read as follows:

   "Final Acceptance Date" shall mean the date on which Final Acceptance actually occurs but in no event shall be later than July 30, 2000.

   "Guaranteed Unit Delivery Date" shall mean with respect to the First Unit, February 22, 2000 and with respect to the Second Unit, April 7, 2000.

4. Due to the Force Majeure Events of August 1998 and other events
   cited in the    Recitals, certain changes to the Contract to reflect
   the affects of the Force Majeure Events on the expectations for project completion it is agreed that Article 10.6.1 and 10.6.1(d) of the Contract shall be changed to read:

   10.6.1 For any failed or incomplete Performance Test as demonstrated by the inability to achieve the Minimum Performance Level, as set forth in Article 10.5, Contractor shall correct the defect in the Works, at the Contractor's expense, and the failed or incomplete Performance Test shall be repeated. Such correction of defects and retesting may be performed prior to the earlier of July 30, 2000 or

   10.6.1 (d)with respect to either Unit, the Unit Delivery Date for each Unit, provided, however, that if any Minimum Performance Levels are not achieved, or if the Works otherwise fail to conform to the technical specifications and requirements, as set forth in this Contract, by July 30, 2000, such failure shall constitute a default of the Contract pursuant to Article 15; and provided further after the Guaranteed Unit Delivery Date for either Unit the Contractor shall pay Schedule Liquidated
   Damages as specified in Articles 12.3.

5. Due to the Force Majeure Events of August 1998 and other events as cited in the Recitals, certain changes to the Contract to reflect the affects of the Force Majeure Events on the expectations for project completion it is agreed that Article 10.9 of the Contract shall be changed to read:

   10.9  Owner's Acceptance of Unit Delivery Date.  Within fifteen (15)
   Days following receipt by Owner of such Notice of Unit Delivery Date with respect to any Unit, Owner shall notify Contractor in writing whether Owner and the Independent Engineer have concluded that Contractor has fulfilled the requirements of this Contract sufficient to successfully achieve such Unit Delivery Date. If Owner and Independent Engineer determine that Contractor has not fulfilled the requirements for Unit Delivery Date of such Unit, Owner shall so notify Contractor, specifying in reasonable detail the manner in which the requirements for the Unit Delivery Date have not been met. Contractor shall promptly act to correct such deficiencies so as to achieve such Unit Delivery Date by the Guaranteed Unit Delivery Date. If Contractor fails to achieve such Unit Delivery Date of either Unit by the Guaranteed Unit Delivery Date, Contractor shall pay Schedule Liquidated Damages. Following any such remedial action, Contractor may deliver to Owner a new Unit Delivery Date Notice conforming to the requirements of this Article 10.9, and the provisions of this Article 10.9 shall apply with respect to such new Unit Delivery Date Notice in the same manner as they applied with respect to the original Unit Delivery Date Notice. The foregoing procedure shall be repeated as often as necessary, as long as Contractor is accruing, and paying when due, Schedule Liquidated Damages, until the earlier of: (i) Owner and Independent Engineer no longer reject Contractor's Unit Delivery Date Notice and provide their own Notice to Contractor that the Unit Delivery Date has occurred, and (ii) July 30, 2000.

6. Due to the Force Majeure Events of August 1998 and other events as cited in the Recitals, certain changes to the Contract to reflect the affects of the Force Majeure Events on the expectations for project completion it is agreed that Article 10.10 of the Contract shall be changed to read:

   10.10 Notice of Final Acceptance. Once Contractor has completed all of the requirements for Final Acceptance, Contractor shall submit a proposed Final Acceptance Certificate to Owner. A team consisting of representatives of Owner, Financing Parties, Independent Engineer and Contractor shall as soon as practicable make a final inspection of the Facility and determine whether the Facility meets all requirements of this Contract. Within fifteen (15) Days following such final inspection, Owner, with the consent of Financing Parties and Independent Engineer, shall notify Contractor in writing whether Contractor has fulfilled the requirements of this Contract to reach Final Acceptance. If Owner and Independent Engineer determine in good faith that, notwithstanding Contractor's delivery of the Final Acceptance Certificate, the Contractor has not fulfilled the requirements for Final Acceptance for the Facility, then Owner shall deliver its Notice to such effect to Contractor describing in reasonable detail the deficiencies noted and corrective action recommended. Contractor shall promptly act to correct any such deficiencies. The procedure set forth in this Article 10.10 shall be repeated as necessary until Owner accepts the Final Acceptance Certificate and provides its own Notice to Contractor that the Final Acceptance Date has occurred, provided however, if Contractor has not completed the requirements for Final Acceptance by July 30, 2000, Owner may upon Notice to Contractor, complete any remaining items on the Punch List and charge all expenses incurred by Owner to complete such Punch List items.

7. Due to the Force Majeure Events of August 1998 and other events as cited in the Recitals, certain changes to the Contract to reflect the affects of the Force Majeure Events on the expectations for project completion it is agreed that Article 12.1 of the Contract shall be changed to read:

   12.1 Guarantee of Timely Completion. Contractor warrants and guarantees that (1) the First Unit Delivery shall occur on or before the Guaranteed Unit Delivery Date of the First Unit, or February 22, 2000, and (2) the second Unit Delivery shall occur on or before the Guaranteed Unit Delivery Date of the Second Unit, or April 7, 2000, but in no event shall such date be before September 1, 1999.

8. Due to the Force Majeure Events of August 1998 and other events as cited in the Recitals, certain changes to the Contract to reflect the affects of the Force Majeure Events on the expectations for project completion it is agreed that Article 12.2 of the Contract shall be changed to read:

   12.2 Bonus for Early Unit Delivery.

   12.2.1 Bonus for Early Delivery of First Unit. In the event that the Unit Delivery Date of the First Unit occurs prior to February 22, 2000, but not earlier than September 1, 1999, Owner shall pay Contractor a bonus equal to the relevant amount set forth in the following table:


Delivery Date                       Bonus Amount

February 15, 2000 through            $ 75,000
February 21, 2000

February 8, 2000 through             $150,000
February 14, 2000

February 1, 2000 through             $225,000
February 7, 2000

January 25, 2000 through             $300,000
January 31, 2000

January 18, 2000 through             $385,000
January 24, 2000

January 11, 2000 through             $470,000
January 17, 2000

January 3, 1999 through              $555,000
January 10, 2000

December 27, 1999 through            $640,000
January 2, 1999

December 20, 1999 through            $725,000
December 26, 1999

December 13, 1999 through            $810,000
December 19, 1999

December 8, 1999 through             $895,000
December 12, 1999


No bonus shall be paid for any Day prior to September 1, 1999 and this provision shall not be modified by any Force Majeure Event.

   12.2.2 Bonus for Early Delivery of Second Unit. In the event that the Unit Delivery Date of the Second Unit occurs prior to April 7, 2000, but not earlier than September 1, 1999, Owner will pay Contractor a bonus equal to the relevant amount set forth in the following table:


Delivery Date                       Bonus Amount
April 1, 2000 through               $  100,000
Arpil 7, 2000


March 25, 2000 through              $  200,000
March 31, 2000

March 18, 2000 through              $  310,000
March 24, 2000

March 11, 2000 through              $  420,000
March 17, 2000

March 5, 2000 through               $  540,000
March 10, 2000

February 27, 2000 through           $  660,000
March 4, 2000

February 20, 2000 through           $  780,000
February 26, 2000

February 13, 2000 through           $  900,000
February 19, 2000

February 6, 2000 through            $1,020,000
February 12, 2000

January 30, 2000 through            $1,140,000
February 5, 2000

January 23, 2000 through            $1,260,000
January 29, 2000

January 16, 2000 through            $1,380,000
January 22, 2000

January 9, 2000 through             $1,500,000
January 15, 2000

January 1, 1999 through             $1,620,000
January 8, 2000

December 25, 1999 through           $1,740,000
December 31, 1999

December 18, 1999 through           $1,860,000
December 24, 1999

December 11, 1999 through           $1,980,000
December 17, 1999

December 8, 1999 through            $2,100,000
December 10, 1999


No bonus shall be paid for any Day prior to September 1, 1999 and this provision shall not be modified by any Force Majeure Event.

9. Due to the Force Majeure Events of August 1998 and other events as cited in the Recitals, certain changes to the Contract to reflect the affects of the Force Majeure Events on the expectations for project completion it is agreed that Article 12.3.1 of the Contract shall be changed to read:

   12.3.1 If the Unit Delivery Date of the First Unit does not occur on or before the Guaranteed Unit Delivery Date of the First Unit, Contractor shall pay to Owner Twenty Thousand Dollars ($20,000) for each Day that the Unit Delivery Date of the First Unit is delayed beyond the Guaranteed Unit Delivery Date of the First Unit, up to and including March 22, 2000, and shall pay to Owner Twenty-Five Thousand Dollars ($25,000) for each Day that the Unit Delivery Date of the First Unit is delayed from March 23, 2000 up to and including April 7, 2000.


10. Due to the Force Majeure Events of August 1998 and other events as cited in the Recitals, certain changes to the Contract to reflect the affects of the Force Majeure Events on the expectations for project completion it is agreed that Article 12.3.2 of the Contract shall be changed to read:

    12.3.2 If the Unit Delivery Date of the Second Unit does not occur on or before the Guaranteed Unit Delivery Date of the Second Unit, or April 7, 2000, Contractor shall pay to Owner Forty Thousand Dollars ($40,000) for each Day that the Unit Delivery Date of the Second Unit is delayed beyond the Guaranteed Unit Delivery Date of the Second Unit, up to and including June 22, 2000. For any such delay after June 22, 2000, Contractor shall pay to Owner Forty Five Thousand Dollars ($45,000) for each Day that the Unit Delivery Date of the Second Unit is delayed beyond June 22, 2000 up to and including the termination date of this Contract pursuant to the last paragraph of this Article 12, or until the maximum limit on Schedule Liquidated Damages is reached, whichever occurs first.

11. Due to the Force Majeure Events of August 1998 and other events as cited in the Recitals, certain changes to the Contract to reflect the affects of the Force Majeure Events on the expectations for project completion it is agreed that Article 12.3.4 of the Contract shall be changed to read:

    12.3.4 In the event that the Unit Delivery Date for the Second Unit does not occur on or before July 30, 2000, although Contractor has paid Schedule Liquidated Damages or Performance Liquidated Damages, in addition to the liability of Contractor due to indemnification and third party claims set forth in Article 16 and 18.2 and Schedule Liquidated Damages, Owner may terminated Contractor's employment and pay an amount up to thirty-five percent (35%) of the total Contract Price, and Owner may, at its sole option, draw on the Performance Guarantee and withhold the retainage and may assert such remedies as are set forth in Article 15.1.

12. Due to the Force Majeure Events of August 1998 and other events as cited in the Recitals, certain changes to the Contract to reflect the affects of the Force Majeure Events on the expectations for project completion it is agreed that Article 13.2.1 of the Contract shall be changed to read:

    13.2.1 Prolonged Delay. If the Unit Delivery Dates for both Units shall not have occurred by July 30, 2000 and, although Contractor shall have paid Performance Liquidated Damages and Schedule Liquidated Damages, in addition to the liability of the Contractor due to indemnification and third party claims set forth in Article 16 and 18.2, Owner may terminate Contractor's employment and this Contract pursuant to Article 15.1.2(b) and upon such termination, Contractor shall pay an amount up to thirty-five percent (35%) of the total Contract Price and Owner may, at its sole option, draw on the Performance Guarantee and withhold the retainage and may assert such remedies as are set forth in Article 15.1.

13. Due to the Force Majeure Events of August 1998 and other events as cited in the Recitals, certain changes to the Contract to reflect the affects of the Force Majeure Events on the expectations for project completion it is agreed that Article 13.5.2(d) of the Contract shall be changed to read:

    13.5.2(d). If (y) is less than the Minimum Output, the Owner may in its sole discretion, require the Contractor to correct the defect in the Works, and repeat the Performance Test for the Second Unit, and pay Schedule Liquidated Damages as set forth in Article 12 until the date upon which the defects in the First Unit are corrected to the satisfaction of the Owner and Performance Tests, including the simultaneous full gate operation of both Units, are performed and the results demonstrate that the First Unit has achieved the Minimum Output for such Unit. The failure of the Contractor to satisfy the conditions in the immediately preceding sentence by July 30, 2000 shall constitute a default under this Contract and shall entitle Owner to terminate Contractor's employment and this Contract pursuant to Article 15.1.2(b) and assert such remedies as are set forth in Article 15.1.5. The delivery of the Second Unit shall not occur until the Performance Test for the Second Unit demonstrates that both Units can meet or exceed Minimum Output.

14. Due to the Force Majeure Events of August 1998 and other events as cited in the Recitals, certain changes to the Contract to reflect the affects of the Force Majeure Events on the expectations for project completion it is agreed that Article 15.1.2(b) of the Contract shall be changed to read:

    15.1.2(b). In the event Contractor (i) fails to achieve the Unit Delivery Date for the Second Unit on or before July 30, 2000, (ii) fails to achieve a milestone in the time period permitted under Contractor's recovery plan approved by the Owner in accordance with Article 5.2.3, or (iii) the Contractor does not provide special steps to be taken in the recovery plan provided pursuant to Article 5.2.3, acceptable to Owner, Owner may, without providing Contractor with a period to cure, and without prejudice to any other right or remedy under this Contract, terminate Contractor'' employment and this Contract.

15. In full and final settlement of any and all claims made by the Contractor to the Owner out of in connection with the work done on the Larcha stream crossing prior to August 1998 the Owner shall reimburse the Contractor twenty four thousand three hundred fifty nine dollars and fifty two cents ($ 24,359.52) as determined as half the expenses in the repairs completed by the Contractor.

16. In full and final settlement of any and all claims made by the Contractor to the Owner arising out of or in connection with the labor strike that occurred starting 8 November 1997 the Owner shall reimburse the Contractor twenty three thousand ($23,000) for one half of the labor costs for idle labor during said strike.

17. In full and final settlement of any and all claims made by the Contractor to the Owner arising out of or in connection with the wind damage that occurred at the Facility Site 31 March 1998 the Owner shall reimburse the Contractor thirty five thousand nine hundred and twenty four dollars ($35,924) for the documented costs of the repair of the damages and idle labor caused by said event.

18. In full and final settlement of any and all claims made by the Contractor to the Owner arising out of or in connection with the detonator magazine explosion that occurred on 17 March 1998 the Owner shall reimburse the Contractor sixty thousand dollars ($60,000) for the repair of the damages and idle labor for the time of the detonator magazine explosion.

19. In full and final settlement of any and all claims made by the Contractor to the Owner arising out of or in connection with the work completed by the Contractor to increase the flood protection of the project to a flow level of six hundred and forty (640) cubic meters per second the Owner shall reimburse the Contractor one hundred and eight thousand seven hundred and twenty nine dollars ($108,729) for construction of the protective works.

20. In full and final settlement of any and all claims made by the Contractor to the Owner arising out of or in connections with the material damages and repairs of the Arniko highway as a result of the Force Majeure
    Events of August 1998 the Owner shall reimburse the Contractor four hundred and fifty thousand dollars ($450,000).

21. Both parties agree that under the proposed schedule for completion of installation of the generating units it may not be possible to meet all the testing requirements required under the Contract due to availability
    of flow in the Bhote Koshi River.   Specifically, the river flows may
    not be sufficient enough to fully test the desanding basin or two-unit operation. The parties agree to meet prior to 15 December 1999 and develop a solution to deal with potential limited water availability.


B. SCHEDULE ADJUSTMENT

1. The Parties agree to amend the Construction Schedule attached as Exhibit A to the Contract as previously amended in Change Order No. 003, Change Order No. 005, and Change Order 007 with the amendments to the Construction Schedule, entitled Acceleration Schedule, attached as Exhibit 8.1 to this Change Order No. 008.

2. The Parties agree to amend and restate the Critical Dates as defined in
   Article 5.2.3, Change Order No. 001, Change Order No. 002, Change Order No. 003, Change Order No. 005, and Change Order No. 007. The Critical Dates shall be defined as:


         Milestones                                     Critical Date

Start Mobilization                                       06/01/97
Health, Safety and Environmental Plan Complete           07/05/97
Turbine, Generator, Inlet Valve and Governor Ordered     08/31/97
Transformer and Powerhouse Crane Ordered                 11/15/97
River Closure                                            03/20/98
Cutoff Wall Under Spillway Complete                      12/15/97
Powerhouse Excavation Complete                           02/28/98
Draft Tubes Delivered to the Site                        03/01/98
Surge Shaft Complete                                     09/15/98
Headrace Tunnel Excavation 50% Complete                  09/30/98
Dam, Spillway and Right Side Wall of Desanding Basin
Foundations Concrete Complete                            06/15/98
Powerhouse Roof Complete                                 08/06/99
All Transmission Tower Erected                           09/06/99
All Major Equipment on Site                              06/08/99
Headrace Tunnel Complete                                 12/27/99
Operator's Village Complete                              10/08/99
Transmission Line Complete                               11/08/99
Penstock Complete                                        02/07/2000
Stage 2 Headworks Concrete Complete                      12/27/99
Unit Delivery Date of First Unit                         02/22/2000
Unit Delivery Date of Second Unit                        04/07/2000


C. COST ADJUSTMENT

   There shall be no cost adjustment to the Amended and Restated EPC Contract as the funds to be paid to the Contractor by the Owner as stated in this Change Order are reimbursements for work already completed by the Contractor or for damages incurred by the Contractor.

This Change Order shall constitute a full and final settlement on all the issues addressed herein. Reimbursement of funds shall be made on or before 5 June 1999 provided the Contractor is not foreclosed from such payment under the Amended and Restated EPC Contract.

Agreed this ___________ day of June 1999 by and between:


OWNER:                              CONTRACTOR:
Bhote Koshi Power Company           China Gezhouba Construction Group
Private Limited                     Corporation for Water Resources
                                    And Hydropower


By:/s/______________________        By:/s/__________________________
      Ted C. Hollon                       Wang Heming
      Senior Vice President               Project Manager